FIRST AMENDMENT TO REVOLVING CREDIT LOAN AGREEMENT

This First Amendment to Revolving Credit Loan Agreement (this "Amendment") is made and entered into and effective as of the 27th day of November, 2017, by and between SPYR, Inc. (the "Borrower") and Berkshire Capital Management, Inc. (the "Lender").

RECITALS

A. On September 5, 2017, Borrower and Lender entered into a Revolving Credit Loan Agreement (the "Agreement") whereby the Parties set forth agreed upon terms under which Lender would extend a revolving line of credit to Borrower in the maximum amount of Five Hundred Thousand Dollars ($500,000.00).

B. The Parties desire to modify the maximum amount of the revolving line of credit under the Agreement.

AGREEMENT

1. The Agreement is modified such that the maximum amount of the revolving line of credit is changed from Five Hundred Thousand Dollars ($500,000.00) to One Million Dollars ($1,000,000.00).

2. Miscellaneous Provisions

a. **Defined Terms**. Any capitalized terms not defined in this Amendment shall have the same meaning as used in the Agreement.

b. **Interpretation**. The parties acknowledge and agree that this Amendment shall not be construed or interpreted against any single party on the grounds of sole or primary authorship. The parties acknowledge that they have had the opportunity to consult with and receive legal, accounting, and other advice by attorneys, accountants, and other professionals of their choosing prior to entering into this Amendment.

c. **Counterparts**. This Amendment may be executed in counterparts and/or by facsimile or email, each of which shall be an original, but all of which shall together constitute one document.

d. **Conflict**. In the event of a conflict between the Agreement and the provisions of this Amendment, this Amendment shall control.

e. **Affirmation of Agreement.** Except as set forth in this Amendment, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

ATTEST:

By: ______________________
Jennifer D. Duettra, Secretary

By: ______________________
James Mylock, Jr., Secretary

BORROWER:
SPYR, Inc.,

By: ______________________
James R. Thompson, CEO & President

LENDER:
Berkshire Capital Management, Inc.

By: ______________________, President
Joseph Fiore, President